UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020 (December 14, 2020)

ANCHIANO THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	001-38807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 1400E, Suite 14-105 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing five ordinary shares, no par value per share	ANCN	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On December 14, 2020, Anchiano Therapeutics Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chemomab Ltd., an Israeli limited company and a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need (“Chemomab”), and CMB Acquisition Ltd., an Israeli limited company and wholly-owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Company’s shareholders and Chemomab’s shareholders, Merger Sub will be merged with and into Chemomab (the “Merger”), with Chemomab surviving the Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”): (a) each Chemomab ordinary share outstanding immediately prior to the Effective Time (excluding shares held by Merger Sub or Chemomab) will be converted solely into the right to receive a number of American Depositary Shares (the “ADSs”), representing ordinary shares of the Company, equal to the exchange ratio described in the Merger Agreement, and each outstanding Chemomab option will be assumed by the Company, based on the same exchange ratio. Under the exchange ratio formula in the Merger Agreement, following the closing of the Merger (the “Closing”), the former Chemomab securityholders immediately before the Merger are expected to own approximately 90% of the aggregate number of the outstanding securities of the Company, and the securityholders of the Company immediately before the Merger are expected to own approximately 10% of the aggregate number of the outstanding securities of the Company, subject to certain assumptions (on a fully diluted basis) and subject to adjustment pre-closing of the Merger (the “Closing”) based on the Company’s net cash balance at the time of the Closing. The Closing is conditioned on completion of a Closing Financing (as defined below), which will dilute securityholders of both the Company and Chemomab on a pro-rata basis.

Following the Closing, Dr. Adi Mor will serve as the Company’s Chief Executive Officer and Chief Scientific Officer, and Dr. Arnon Aharon will serve as the Company’s Chief Medical Officer. Additionally, following the Closing, the board of directors of the Company is expected to initially consist of five directors and will be comprised of (i) four members designated by Chemomab and (ii) one member designated by the Company.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Chemomab, including covenants relating to obtaining the requisite approvals of the shareholders of the Company and Chemomab, indemnification of directors and officers, and the Company’s and Chemomab’s conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing.

In connection with the Merger, the Company will prepare and file a proxy statement and seek the approval of the Company’s shareholders with respect to certain actions, including the following:

•	the change of control of the Company resulting from the Merger, pursuant to Nasdaq rules;

•	the issuance of the Company’s Ordinary Shares, represented by ADSs in an unregistered offering, pursuant to the Nasdaq rules;

•	the adoption of the amended and restated Articles of Association of the Company, effective upon the Merger, which will, among other things: (i) change the name of the Company to Chemomab Therapeutics Ltd. or such other name as may be approved by Chemomab and the Israeli Companies Registrar, and (ii) amend the manner in which the Company’s directors are elected to a classified board format; and

•	the adoption of the of the form of Indemnification Agreement to be entered into by each member of the Company’s Board of Directors and officers from time to time (post-Closing).

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the parties’ shareholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, (v) the share purchase agreement in respect of the Closing Financing being in full force and effect and the minimum cash proceeds for that financing (as described below) having been received by the Company concurrently with the Closing, (vi) the listing of the ADSs on Nasdaq, (vii) entry by certain shareholders of the Company and Chemomab into Lock-Up Agreements and the Support Agreements (each as defined below) and (viii) certain minimum requirements of net cash (as defined in the Merger Agreement) held by the Company at the time of Closing. The Merger will not be subject to antitrust approval.

The Merger Agreement also includes termination provisions for both the Company and Chemomab.

The ADSs to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the ADSs. At the Closing, certain shareholders of Chemomab will enter into a Registration Rights Agreement with the Company, providing for the registration by the Company of the resale of ADSs by those shareholders under certain terms and conditions following the 180 day lock-up period under the Lock-Up Agreement (for those shareholders for which the ADSs will not otherwise be freely tradeable as of the end of the lock-up period).

The Merger Agreement contemplates an investment of at least $30,000,000 in the Company through a PIPE in connection with, and to be consummated concurrently with, the Merger (the “Closing Financing”), which amount may be increased at Chemomab’s discretion. The ADSs to be issued in the Closing Financing will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act. Appropriate restrictive legends will be affixed to the ADSs issued in the Closing Financing. Both Company and Chemomab shareholders will be diluted by the Closing Financing.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Merger Agreement is attached hereto as Exhibit 2.1.

Shareholder Support Agreements

Shareholders of both companies holding shares sufficient to approve the Merger have entered into shareholder support agreements with the respective companies in support of the Merger.

In connection with the execution of the Merger Agreement, shareholders of the Company entered into support agreements with Chemomab relating to the Merger covering approximately 57% of the outstanding Ordinary Shares of the Company, as of immediately prior to the Merger (the “Company Shareholder Support Agreements”). The Company Shareholder Support Agreements provide, among other things, that the shareholders party to the Company Shareholder Support Agreements will vote all of the shares (including shares represented by ADSs) held by them in favor of the issuance of the ADSs in connection with the Merger and the other transactions contemplated by the Merger Agreement.

In connection with the execution of the Merger Agreement, certain shareholders of Chemomab entered into support agreements with the Company covering approximately 83% of the outstanding shares of Chemomab relating to the Merger (the “Chemomab Shareholder Support Agreements,” and together with the Company Shareholder Support Agreements, the “Shareholder Support Agreements”). The Chemomab Shareholder Support Agreements provide, among other things, that the shareholders party to the Chemomab Shareholder Support Agreements will vote all of the shares of Chemomab held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement.

A form of Company Shareholder Support Agreement is attached hereto as Exhibit 10.1 and a form of Chemomab Shareholder Support Agreement is attached hereto as Exhibit 10.2.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain shareholders of the Company and Chemomab entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of shares of the Company held, or to be held, by them (including shares represented by ADSs) for the 180-day period following the Effective Time.

A form of Lock-Up Agreement is attached hereto as Exhibit 10.3.

Chemomab Warrant

In connection with the Closing, shareholders of Chemomab will be issued a warrant (the “Chemomab Warrant”) that is exercisable for ADSs, pro rata based on the Chemomab shareholders’ respective holdings at the Closing. The Chemomab Warrant is exercisable if (i) a claim is filed within one year after the Closing for contingent liabilities of the Company related to the pre-Closing period, and (ii) if a judgment or settlement is paid within five years after the Closing in connection with such claims. The maximum number of shares (represented by ADSs) that may be issued to all Chemomab shareholders under the Chemomab Warrant is (i) $1 million worth of shares (represented by ADSs) in the aggregate for all claims that result in cash payments, and (ii) up to 500,000 ADSs (adjusted for, among other things, any reverse splits, or adjustment in the shares per ADS ratio) for all claims that result in the issuance of additional ADSs. Investors in the Closing Financing will be provided anti-dilution protection if any ADSs are issued under the Chemomab Warrant.

The Chemomab Warrant is attached hereto as Exhibit 10.4.

Shavit Waiver

In connection with execution of the Merger Agreement, Shavit Capital Fund III (US), L.P., Shavit Capital Fund IV (US), L.P., Shavit Capital Fund 3 (Israel), L.P., Shavit Capital Fund 4 (Israel), L.P. (collectively, “Shavit”), Clal Biotechnology Industries Ltd. (“Clal”) and certain other investors in the Company have executed a Cashless Exercise Notice, Amendment, Waiver, Release and Termination in connection with the Securities Purchase Agreement dated as of March 28, 2018 and the warrants issued thereunder among the Company, Shavit, Clal and other investors in the Company (the “Shavit Waiver”). As an inducement for the Company and Chemomab to enter into the Merger Agreement, pursuant to the Shavit Waiver, Shavit, Clal and the other investors have agreed to exercise all of their warrants in the Company upon the Closing; reduce the number of shares in the Company to which they are entitled as a result of the Merger pursuant to the price protection provisions of the above Securities Purchase Agreement, and waive their rights to the balance of the price protection; and upon the Closing, release the Company from any further obligations under the above Securities Purchase Agreement, and terminate the price protection rights and an Investors Rights Agreement related to Company shares and warrants held by such investors.

The Shavit Waiver is attached hereto as Exhibit 10.5.

Item 8.01 Other Events.

Press Release

On December 15, 2020, the Company and Chemomab issued a joint press release announcing entry into the Merger Agreement. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq upon the Closing; the financial position and cash balance of the combined company; expectations regarding ownership structure of the combined company; the future operations of the combined company and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; that the proposed merger will close and will enable the combined company to participate in the possible success of the combined company’s product candidates; that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions; and the executive and board structure of the combined company. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties.

Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of the Company or the combined company could differ materially from those described in or implied by the statements in this report, including: the risk related to the Company’s ability to complete the merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the merger agreement and risks and uncertainties related to the failure to timely or at all obtain shareholder approval for the transaction; the execution of definitive agreements with certain existing Chemomab shareholders including risks and uncertainties related to the satisfaction of the closing conditions related to the financing; risks related to the combined company’s ability to correctly manage its operating expenses and its expenses; risks related to the market price of the Company’s ADSs relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; combined company’s plans to develop and commercialize its product candidates, including CM-101 and RAS; the timing of initiation of combined company’s planned clinical trials; the timing of the availability of data from combined company’s clinical trials; the timing of any planned investigational new drug application or new drug application; combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of combined company’s product candidates; combined company’s commercialization, marketing and manufacturing capabilities and strategy; the combined company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. In addition, there can be no assurance that the Company will be able to complete the transactions contemplated by the merger agreement or related transactions. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 17, 2020, as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 14, 2020 and November 16, 2020, respectively, and its other subsequent filings with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Additional Information and Where You Can Find It

The Merger Agreement, the Support Agreements, the Lock-Up Agreements, the Chemomab Warrant and the Shavit Waiver (the “Transaction Agreements”), and the foregoing description of the Transaction Agreements, have been included to provide investors and shareholders with information regarding the terms of the Transaction Agreements.

The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by each of the Company and Chemomab to the other party, respectively, in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should be considered in light of the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the proposed transactions between the Company and Chemomab, the Company will file a proxy statement with the SEC. This communication is not a substitute for the proxy statement or any other documents that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. Before making any voting decision, investors and securityholders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the proxy statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Once filed, the proxy statement will be available free of charge on the Company’s website at https://www.anchiano.com/, by contacting the Company’s Investor Relations at info@anchiano.com or by phone at 857-259-4622 or by mail at Investor Relations, Anchiano Therapeutics Ltd., One Kendall Square, Building 1400E, Suite 14-105, Cambridge, MA 02139.

Participants in Solicitation

The Company, Chemomab and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s ordinary shares in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Definitive Proxy Statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 6, 2020. Other information regarding the interests of such individuals, as well as information regarding Chemomab’s directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement, which will be filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This report will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated December 14, 2020, by and among Anchiano Therapeutics Ltd., Chemomab Ltd. and CMB Acquisition Ltd..
10.1	Form of Company Shareholder Support Agreement, dated December 14, 2020, by and between Chemomab Ltd. and each of the parties named in each agreement thereof.
10.2	Form of Chemomab Shareholder Support Agreement, dated December 14, 2020, by and between Anchiano Therapeutics Ltd. and each of the parties named in each agreement thereof.
10.3	Form of Lock-Up Agreement, dated December 14, 2020, by each of the parties named in each agreement thereof.
10.4	Chemomab Warrant, dated December 14, 2020, by and among Anchiano Therapeutics Ltd. and the shareholders of Chemomab.
10.5	Cashless Exercise Notice, Amendment, Waiver, Release and Termination, dated December 14, 2020, by and among Anchiano Therapeutics Ltd., Shavit Capital Fund III (US), L.P., Shavit Capital Fund IV (US), L.P., Shavit Capital Fund 3 (Israel), L.P., Shavit Capital Fund 4 (Israel), L.P., Clal Biotechnology Industries Ltd. and other investors.
99.1	Joint Press Release of Anchiano Therapeutics Ltd. and Chemomab Ltd., dated December 15, 2020.
*	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	Anchiano Therapeutics Ltd.

	By:	/s/ Neil Cohen
	Name:	Neil Cohen
	Title:	Chief Executive Officer